Exhibit 4.1 INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 59161R 10 1
This Certifies that Is the owner of
FULLY-PAID SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE OF
METRO BANCORP, INC.

Harrisburg, Pennsylvania hereinafter called the “Corporation”, transferable to the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and ByLaws of the Corporation as from time to time amended which Articles and ByLaws are on file at the office of the Corporation and are hereby expressly incorporated herein by reference, to all of which the holder by acceptance hereof assents.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:	BY PRESIDENT
COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSER AGENT AND REGISTARAR	BY TREASURER AND ASSISTANT SECRETARY
BY AUTHORIZED OFFICER

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM TEN ENT JT TEN	– as tenants in common – as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT-	___________ Custodian____________ (Cust) (Minor) under Uniform Gifts to Minor Act ________________ (State)
		UNIF TRAN MIN ACT-	___________ Custodian ____________ (Cust) (Minor) under Uniform Gifts to Minor Act ________________ (State)
Additional abbreviations may also be used though not in the above list.

For value received,, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

__________________________________________________________________________________________________________________________________________________________________________ shares of the capital stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint

___________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _________________________

________________________________________________
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACT OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

SIGNATURE(S) GUARANTEED.

By: ___________________________________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALION PROGRAM PURSUANT TO S.E.C.
RULE 17Ad.-15

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the Corporation.